Certification of Principal Executive Officer and Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Franklin BSP Real Estate Debt, Inc. (the “Company”) for the quarterly period ended September 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michael A. Comparato, as Chief Executive Officer and President, and Jerome S. Baglien, as Chief Financial Officer and Chief Operating Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 7, 2025	/s/ Michael A. Comparato
Michael A. Comparato
Chief Executive Officer and President
(Principal Executive Officer)

Date: November 7, 2025	/s/ Jerome S. Baglien
Jerome S. Baglien
Chief Financial Officer and Chief Operating Officer
(Principal Financial Officer)